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Exhibit 99.1

ELECTION FORM PACKAGE

ARCHSTONE-SMITH OPERATING TRUST

SUMMARY

INSTRUCTIONS

ELECTION FORM

        ATTACHMENT 1A AND 1B—FIRPTA CERTIFICATES

        ATTACHMENT 2—REVOCATION OF ELECTION FORM

        ATTACHMENT 3—FORM OF LOST CERTIFICATE AFFIDAVIT

ELECTION DEADLINE: 5:00 P.M., NEW YORK CITY TIME, ON,    •    2007

SUMMARY

A.    Introduction.

        This election form package (this "Election Form Package"), including the enclosed election form (the "Election Form") and related attachments thereto, is being provided to you together with a prospectus/information statement dated     •    , 2007 (the "Information Statement") in connection with your election pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 28, 2007, by and among Archstone-Smith Trust (the "Company"), Archstone-Smith Operating Trust (the "Operating Trust"), River Holding, LP ("Parent"), River Acquisition (MD), LP ("MergerCo") and River Trust Acquisition (MD), LLC ("Operating Trust MergerSub" and, together with Parent and MergerCo, the "Buyer Parties"). MergerCo has informed the Company that it intends to assign its rights under the merger agreement to a newly formed Maryland corporation that intends to qualify as a real estate investment trust (a "REIT") for U.S. federal income tax purposes prior to the closing of the Mergers (as defined below). References to MergerCo after this assignment refer to the newly formed REIT.

        Pursuant to the terms and subject to the conditions of the Merger Agreement, Operating Trust MergerSub will merge with and into the Operating Trust (the "Operating Trust Merger") and the Company will merge with and into MergerCo (the "Company Merger," and together with the Operating Trust Merger, the "Mergers"). At the effective time of the Operating Trust Merger (the "Operating Trust Merger Effective Time"), each Class A-1 Common Unit of the Operating Trust ("Class A-1 Common Unit") issued and outstanding immediately prior to the Operating Trust Merger Effective Time (other than units held by unitholders who have properly exercised and perfected their appraisal rights, if any, under Maryland law) will automatically be converted into the right to receive one Series O preferred unit of beneficial interest of the Operating Trust ("Series O Preferred Unit"). Alternatively, in lieu of receiving the Series O Preferred Units, a holder of such Class A-1 Common Unit may elect to receive:

  •
  for each Class A-1 Common Unit, the same cash consideration of $60.75 that the Company's common shareholders are entitled to receive in connection with the Company Merger for each common share, without interest and less applicable withholding taxes (the "Cash Consideration"); or

  •
  a combination of the Cash Consideration and Series O Preferred Units.

        If you received a certificate representing your Class A-1 Common Units, you must deliver such certificate, regardless of whether you elect to receive the Cash Consideration or the Series O Preferred Units for your Class A-1 Common Units. If you did not receive such a certificate, you are not required to deliver any certificate. If you received a certificate representing your Class A-1 Common Units, and such certificate is being held by a financial institution as collateral for a loan, you should consult with your lender regarding the release of your certificate. In addition, you and/or your lender should contact the Company at 1-800-982-9293 (Toll-Free) or 303-792-1009 as there may be additional documents that need to be completed. If you received a certificate representing your Class A-1 Common Units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed, a form of which is attached as Attachment 3 of the Election Form. Please contact Mellon Investor Services, LLC ("Mellon") at 1-888-213-0891 (Toll-Free, if within the U.S., Canada or Puerto Rico) or 1-201-680-6674 (Collect, if outside the U.S.) if you have any questions regarding what you need to return in order to make a proper election. You should do this promptly.

        In order to make your election, you should carefully read through the Information Statement and this Election Form Package and complete, sign and date the materials contained in this Election Form Package. The attached Election Form, together with a certificate(s) representing your Class A-1 Common Units, if any, and all necessary attachments and associated documents (collectively, the "Election Form Supporting Materials" and, together with the Election Form, the "Election Form Package"), must be received by Mellon by 5:00 p.m., New York City Time, on    •    , 2007, unless extended by the Company (the "Election Deadline"). If Mellon has not received your properly completed and executed Election Form and the Election Form Supporting Materials on or before the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time. The reasonable determination of the Company, after consultation with the Buyer Parties, shall be binding as to questions of validity, form, eligibility, time of receipt and whether elections to receive the Cash Consideration have been properly made or revoked.

        YOU ARE STRONGLY ENCOURAGED TO READ THE INFORMATION STATEMENT AND THIS ELECTION FORM PACKAGE IN THEIR ENTIRETY AND TO DISCUSS THEIR CONTENTS, THE OPERATING TRUST MERGER, THE COMPANY MERGER, THE TERMS OF THE SERIES O PREFERRED UNITS AND THE ELECTION FORM WITH YOUR PERSONAL FINANCIAL, TAX AND LEGAL ADVISORS PRIOR TO DECIDING WHAT FORM OF CONSIDERATION TO ELECT TO RECEIVE AND COMPLETING THE ELECTION FORM AND THE ELECTION FORM SUPPORTING MATERIALS. THE TAX CONSEQUENCES TO YOU WILL VARY DEPENDING UPON SEVERAL FACTORS. FOR MORE INFORMATION REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OPERATING TRUST MERGER AND THE UNITHOLDER ELECTION, SEE THE SECTION CAPTIONED "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" IN THE INFORMATION STATEMENT.

B.    Contents.

        This Election Form Package contains the following information and attachments that you will need in order to make an effective election and to receive the desired consideration for your Class A-1 Common Units:

  •
  Instructions for completing the Election Form and the Election Form Supporting Materials beginning on page 1 of this Election Form Package;

  •
  The Election Form, to be completed by all holders of Class A-1 Common Units, including, as applicable:

  •
  Attachment 1A and 1B—FIRPTA Certificates. To be completed by all unitholders that are U.S. persons (Attachment 1A for individuals and Attachment 1B for entities);

  •
  Attachment 2—Revocation of Election Form. To be completed only by holders of Class A-1 Common Units that desire to revoke an effective election; and

  •
  Attachment 3—Form of Lost Certificate Affidavit Form. To be completed by any holder of Class A-1 Common Units who was issued a certificate(s) representing those units and which certificate(s) has been lost, stolen or destroyed.

  •
  Instructions for determining your correct taxpayer identification number ("TIN").

  •
  A pre-paid return envelope addressed to Mellon.

INSTRUCTIONS—READ CAREFULLY

        The Election Form and Election Form Supporting Materials should be properly completed, signed, dated and delivered to Mellon by the Election Deadline using the enclosed pre-paid return envelope. Please carefully read and follow these instructions. If you have any questions concerning the Election Form Package or require any additional information or assistance, we have provided contact information in Section D of these Instructions, captioned "General—Questions and Requests for Information or Assistance."

A.    Election Deadline.

        The Election Deadline for submitting your properly completed and executed Election Form and Election Form Supporting Materials to Mellon is 5:00 P.M. New York City Time, on    •    , 2007, unless extended by the Company. If Mellon has not received your properly completed and executed Election Form and Election Form Supporting Materials by the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time. The reasonable determination of the Company, after consultation with the Buyer Parties, shall be binding as to questions of validity, form, eligibility, time of receipt and whether elections to receive the Cash Consideration have been properly made or revoked.

        For instructions regarding changes or revocations of elections and the time in which such changes or revocations can be made, see Section C of these Instructions, captioned "Special Conditions."

B.    Elections.

        Pursuant to the Merger Agreement, at the Operating Trust Merger Effective Time, each Class A-1 Common Unit of the Operating Trust issued and outstanding immediately prior to the Operating Trust Merger Effective Time (other than units held by unitholders who have properly exercised and perfected their appraisal rights, if any, under Maryland law) will automatically be converted into the right to receive one Series O Preferred Unit.

        Alternatively, in lieu of receiving the Series O Preferred Units, you have the right pursuant to the Merger Agreement to elect to receive, for your Class A-1 Common Units:

  •
  the Cash Consideration of $60.75 per Class A-1 Common Unit that the Company's common shareholders are entitled to receive in connection with the Company Merger for each common share, without interest and less applicable withholding taxes; or

  •
  a combination of the Cash Consideration and Series O Preferred Units.

        If you received a certificate representing your Class A-1 Common Units, you must deliver such certificate, regardless of whether you elect to receive the Cash Consideration or the Series O Preferred Units for your Class A-1 Common Units. If you did not receive such a certificate, you are not required to deliver any certificate. If you received a certificate representing your Class A-1 Common Units, and such certificate is being held by a financial institution as collateral for a loan, you should consult with your lender regarding the release of your certificate. In addition, you and/or your lender should contact the Company at 1-800-982-9293 (Toll-Free) or 303-792-1009 as there may be additional documents that need to be completed. If you received a certificate representing your Class A-1 Common Units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed, a form of which is attached as Attachment 3 of the Election Form. Please contact Mellon at 1-888-213-0891 (Toll-Free, if within the U.S., Canada or Puerto Rico) or 1-201-680-6674 (Collect, if outside the U.S.) if you have any questions regarding what you need to return in order to make a proper election. You should do this promptly.

        You should understand that the terms of the Series O Preferred Units differ from those of the Class A-1 Common Units. See the sections of the Information Statement captioned "Description of the Series O Preferred Units" and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" and the Form of Designation of the Rights and Preferences, Redemption and Other Rights, Voting Powers, Restrictions, and Limitations as to Series O Preferred Units, attached to the Information Statement as Annex C, for more information.

C.    Special Conditions.

        Revocation of Election.    You may revoke any properly completed and timely delivered Election Form at any time prior to the Election Deadline by submitting to Mellon a completed and executed Revocation of Election Form, which is included as Attachment 2 to the Election Form. Any effective election properly revoked will be deemed not to have been validly made, and you must properly complete and execute a new Election Form and return it prior to the Election Deadline in order to make a new valid election. You may submit your Revocation of Election Form to Mellon at the address set forth in Section G of these Instructions captioned "Instructions for Return of Completed Election Forms and Necessary Attachments" or by facsimile at 201-680-4626. If you submit a Revocation of Election Form by facsimile, you must also contact Mellon at 201-680-4860 to confirm receipt of your Revocation of Election Form.

        Change of Election.    You may change your election at any time prior to the Election Deadline by (1) submitting a completed and executed Revocation of Election Form and (2) resubmitting a new properly completed, signed, dated and delivered Election Form to Mellon by the Election Deadline. Submission of a second Election Form, without the revocation of an effective election, will not be deemed valid.

        If you make no election or fail to properly make the election pursuant to the procedures set forth in the Information Statement and this Election Form Package, or if you revoke your Election Form and do not submit a new Election Form prior to the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time and you will not receive the Cash Consideration for your Class A-1 Common Units.

        Nullification of Election.    All Election Forms will automatically be deemed revoked if the Operating Trust Merger has been abandoned, in which case you will remain a holder of Class A-1 Common Units.

        Notice of Defects.    The Operating Trust will not be under any obligation to notify you or anyone else that Mellon has not received a properly completed Election Form or any of the Election Form Supporting Materials or that any Election Form or any of the Election Form Supporting Materials submitted is defective in any way. Any and all disputes with respect to your Election Form and the Election Form Supporting Materials or to the elections made in respect of your Class A-1 Common Units will be resolved by the Company. The reasonable determination of the Company, after consultation with the Buyer Parties, shall be binding as to questions of validity, form, eligibility, time of receipt and whether elections to receive the Cash Consideration or the Series O Preferred Units have been properly made or revoked. If the Company determines that your election has not been properly made on or before the Election Deadline, or has been revoked, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time.

D.    General.

        Execution and Delivery.    In order to make an effective election, you must complete and timely deliver the Election Form and Election Form Supporting Materials. After dating and signing the Election Form and Election Form Supporting Materials, you are responsible for delivering prior to the Election Deadline the Election Form and Election Form Supporting Materials to Mellon at the address set forth in Section G of these Instructions captioned "Instructions for Return of Completed Election Forms and Necessary Attachments." You may choose any method provided below to deliver the Election Form and Election Form Supporting Materials. However, you assume all risk of non-delivery. Registered mail with return receipt requested or overnight delivery by a nationally recognized overnight courier service is recommended. In all cases, sufficient time should be allowed to ensure delivery.

        Signatures.    In the event of a transfer of ownership of Class A-1 Common Units that is not registered in the transfer records of the Operating Trust, payment may be made to a person other than the person in whose name such Class A-1 Common Units or, if applicable, the certificate(s) representing such Class A-1 Common Units so surrendered, are registered, if such certificate(s) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such certificate(s) or establish to the satisfaction of the Parent that such tax has been paid or is not applicable.

        If this Election Form and Election Form Supporting Materials, as applicable, are signed by the record holder(s) of Class A-1 Common Units, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s), if any, representing such Class A-1 Common Units without alteration, enlargement or any change whatsoever. If any of the Class A-1 Common Units are held or owned of record by two or more joint holders or owners, all such holders or owners must sign the Election Form and Election Form Supporting Materials, as applicable. If the Election Form and Election Form Supporting Materials, as applicable, are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to Parent of their authority so to act must be submitted. If more than one Class A-1 Common Unit is surrendered herewith and such Class A-1 Common Units are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms and Election Form Supporting Materials, as applicable, as there are different registrations of Class A-1 Common Units. If the Election Form and Election Form Supporting Materials, as applicable, are signed by the registered owner(s) of the Class A-1 Common Units listed and transmitted hereby, no endorsements of the certificate(s), if any, representing such Class A-1 Common Units or separate stock powers are required unless payment is to be made to a person other than the registered holder(s) of such Class A-1 Common Units. If the Election Form and Election Form Supporting Materials, as applicable, are signed by a person other than the registered owner(s) of the Class A-1 Common Unit(s) listed, the certificate(s), if any, representing such Class A-1 Common Units must be endorsed or accompanied by appropriate stock powers or otherwise be in proper form for transfer, in either case signed exactly as the name(s) of the registered owner(s) appear on the records of the Operating Trust or the certificate(s), if any, representing such Class A-1 Common Units.

        Method of Payment of Cash Consideration.    Mellon has been appointed to act as paying agent in connection with the Operating Trust Merger and will deliver to holders of Class A-1 Common Units any Cash Consideration which they elect to receive pursuant to the terms and conditions of the Merger Agreement and as specified in the Election Form. If you elect to receive the Cash Consideration for all or a portion of your Class A-1 Common Units you will receive payment of any Cash Consideration due to you by check ("Payment Check").

        Special Mailing Instructions.    The Payment Check(s) will be mailed to the "notice address" of the holder of Class A-1 Common Units or, if applicable, the address provided in Box 7 of the Election Form. If you do not submit a properly completed Election Form and Election Form Supporting Materials by the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time.

        If you received a certificate representing your Class A-1 Common Units, you must deliver such certificate regardless of whether you elect to receive the Cash Consideration or the Series O Preferred Units for your Class A-1 Common Units. If you received a certificate representing your Class A-1 Common Units, and such certificate is being held by a financial institution as collateral for a loan, you should consult with your lender regarding the release of your certificate. In addition, you and/or your lender should contact the Company at 1-800-982-9293 (Toll-Free) or 303-792-1009 as there may be additional documents that need to be completed. If you did not receive such a certificate, you are not required to deliver any certificate. If you received a certificate representing your Class A-1 Common Units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed, a form of which is attached as Attachment 3 of the Election Form. Please contact Mellon at 1-888-213-0891 (Toll-Free, if within the U.S., Canada or Puerto Rico) or 1-201-680-6674 (Collect, if outside the U.S.) if you have any questions regarding what you need to return in order to make a proper election. You should do this promptly.

        Questions and Requests for Information or Assistance.    If you have any questions or need assistance to complete the Election Form or the Election Form Supporting Materials, please contact Mellon at 1-888-213-0891 (Toll-Free, if within the U.S., Canada or Puerto Rico) or 1-201-680-6674 (Collect, if outside the U.S.). You may also obtain additional copies of this Election Form Package, the Information Statement and any exhibits or attachments thereto from Mellon.

        Substitute Form W-9.    Box 2 of the Election Form contains a substitute form W-9. Under U.S. federal income tax law, the Operating Trust is required to file a report with the Internal Revenue Service (the "IRS") disclosing any payments of cash being made to each holder of Class A-1 Common Units. In order to avoid FIRPTA withholding tax and to ensure proper backup withholding of U.S. federal income tax on any cash received in exchange for the Class A-1 Common Units, unless an exemption applies, you must provide the Operating Trust with your TIN in Box 2 of the Election Form, and certify, under penalties of perjury, that such number is correct and that you are not otherwise subject to backup withholding. If the correct TIN and certifications are not provided, a $50 penalty may be imposed by the IRS, and cash payments made for the exchange of Class A-1 Common Units may be subject to backup withholding of 28%. In addition, if you make a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such a statement, a $500 penalty may also be imposed by the IRS.

        Backup withholding is not an additional federal income tax. It is a required, estimated income tax payment that may either be greater or less than the actual income tax due from a taxpayer, once the tax is actually determined at a later date. If backup withholding is imposed, you may either owe more money or be entitled to a refund when filing your tax return for the appropriate year or period.

        The TIN that must be provided in Box 2 of the Election Form is that of the holder(s) of the Class A-1 Common Units at the Operating Trust Merger Effective Time. The TIN for an individual is his or her social security number. The TIN for an entity, including some forms of trusts, is its federal employer identification number. If the holder of Class A-1 Common Units has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, he or she may write "Applied For" in Part I. Notwithstanding that the person has written "Applied For" in Part I, Mellon will withhold 28% of all cash payments with respect to the conversion of Class A-1 Common Units made prior to the time it is provided with a properly certified TIN.

        Exempt persons (including, among others, corporations) are not subject to backup withholding. A foreign individual may qualify as an exempt person by submitting an appropriate Form W-8 or a substitute Form W-8, signed under penalties of perjury, certifying to such person's exempt status. A form of such statement can be obtained from Mellon. A unitholder should consult his or her tax advisor as to such holder's qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

        The signature and date provided on the substitute form W-9 will serve to verify that the TIN and withholding information provided in the Election Form are true, correct and complete. Guidelines for Certification of the Taxpayer Identification Number on Substitute Form W-9 are included in this Election Form Package and can be obtained at the Internal Revenue Service website at www.irs.gov.

E.    Description of Attachments.

        Attachment 1A and 1B—FIRPTA Certificates.    If you are a U.S. person, you must complete and sign the FIRPTA withholding certificate to avoid federal income tax withholding otherwise applicable to certain foreign investors in real property. The FIRPTA certificates for individuals and entities are attached to the Election Form as Attachments 1A and 1B, respectively. Non-U.S. persons and persons who do not complete the FIRPTA certificate will be subject to FIRPTA withholding of 10% of the amount realized on the conversion of Class A-1 Common Units.

        Attachment 2—Revocation of Election Form.    You may revoke any properly completed and timely delivered Election Form at any time prior to the Election Deadline by submitting to Mellon a completed and executed Revocation of Election Form, which is attached to the Election Form as Attachment 2. Any effective election properly revoked will be deemed not to have been validly made, and you must properly complete and execute a new Election Form and return it prior to the Election Deadline in order to make a new valid election. If you make no election or fail to properly make the election pursuant to the procedures set forth in the Information Statement and this Election Form Package, or if you revoke your Election Form and do not submit a new Election Form prior to the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time and you will not receive the Cash Consideration for your Class A-1 Common Units.

        Attachment 3—Form of Lost Certificate Affidavit.    If you received a certificate representing your Class A-1 Common Units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed, a form of which is attached as Attachment 3 of the Election Form.

F.     Instructions for Completing the Election Form and Election Form Supporting Materials.

        In order to receive the Cash Consideration, Series O Preferred Units, or the desired combination thereof without undue delay or unnecessary withholding, you should properly complete, execute and return the documents described below.

  1.
  Complete the Election Form as provided in the instructions on the back of the form.

  2.
  If you are a U.S. person, complete and sign the FIRPTA Certificate (Attachment 1A for individuals and Attachment 1B for entities).

  3.
  In addition to the documents described above, if you received a certificate representing your Class A-1 Common Units, you must deliver such certificate regardless of whether you elect to receive the Cash Consideration or the Series O Preferred Units for your Class A-1 Common Units. If you received a certificate representing your Class A-1 Common Units, and such certificate is being held by a financial institution as collateral for a loan, you should consult with your lender regarding the release of your certificate. In addition, you and/or your lender should contact the Company at 1-800-982-9293 (Toll-Free) or 303-792-1009 as there may be additional documents that need to be completed. If you did not receive such a certificate, you are not required to deliver any certificate. If you received a certificate representing your Class A-1 Common Units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed, a form of which is attached as Attachment 3 of the Election Form. Please contact Mellon at 1-888-213-0891 (Toll-Free, if within the U.S., Canada or Puerto Rico) or 1-201-680-6674 (Collect, if outside the U.S.) if you have any questions regarding what you need to return in order to make a proper election. You should do this promptly.

  4.
  See "Instructions for Return of Completed Election Forms and Necessary Attachments" in Section G below.

G.    Instructions for Return of Completed Election Forms and Election Form Supporting Materials.

        Deliver the completed and signed Election Form and Election Form Supporting Materials to Mellon at the address listed below, so that they are actually received before the Election Deadline at 5:00 p.m., New York City Time, on    •    , 2007, unless extended by the Company:

By Mail:	By Overnight Courier or Hand:
Mellon Investor Services, LLC Attn: Reorganization Dept. P.O. Box 3448 South Hackensack, NJ 07606	Mellon Investor Services, LLC Attn: Corporate Actions Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 7310

        To confirm the receipt of your election materials or if you have any questions or need assistance to complete the Election Form or the Election Form Supporting Materials, please contact Mellon at 1-888-213-0891 (Toll-Free, if within the U.S., Canada or Puerto Rico) or 1-201-680-6674 (Collect, if outside the U.S.).

        Any Election Form and Election Form Supporting Materials received after the Election Deadline will be invalid regardless of the date it was delivered to a courier for delivery or postmarked.

ATTACHMENT 1A

FIRPTA CERTIFICATE FOR INDIVIDUALS—NON-FOREIGN PERSON AFFIDAVIT

Individual Transferor

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon my disposition of a U.S. real property interest, I,

, hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation;
2.	My U.S. taxpayer identification number (social security number) is	; and
3.	My home address is:

I understand that this certificate may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete.

Signature:
Name:
Date:

ATTACHMENT 1B

FIRPTA CERTIFICATE FOR ENTITIES—NON-FOREIGN PERSON AFFIDAVIT

Entity Transferor

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by

 ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Treasury Regulations);
2.	Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);
3.	Transferor's U.S. taxpayer identification number is	; and
4.	Transferor's office address is:

Transferor understands that this certificate may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.

Printed Name of Entity:
By:
Printed Name of Signatory:
Title of Signatory:
Date:
By:
Printed Name of Signatory:
Title of Signatory:
Date:

ATTACHMENT 2

REVOCATION OF ELECTION FORM

INSTRUCTIONS FOR REVOCATION OF ELECTION

Revocation of Election.    You may revoke any properly completed and timely delivered Election Form at any time prior to the Election Deadline at 5:00 p.m., New York City Time, on    •    , 2007, unless extended by the Company, by submitting to Mellon this completed and executed Revocation of Election Form. Any effective election properly revoked will be deemed not to have been validly made, and you must properly complete and execute a new Election Form and return it prior to the Election Deadline in order to make a new valid election. If you make no election or fail to properly make the election pursuant to the procedures set forth in the Information Statement and the Election Form Package, or if you revoke your Election Form and do not submit a new Election Form prior to the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time and you will not receive the Cash Consideration for your Class A-1 Common Units.

The right to revoke an election expires at 5:00 p.m., New York City Time, on    •    , 2007, unless extended by the Company.

In order for the revocation of your election to be timely and effective, this Revocation of Election Form must be delivered to the following address so that it is actually received prior to the Election Deadline:

By Mail:	By Overnight Courier or Hand:	By Facsimile*:
Mellon Investor Services, LLC Attn: Reorganization Dept. P.O. Box 3448 South Hackensack, NJ 07606	Mellon Investor Services, LLC Attn: Corporate Actions Dept. 480 Washington Boulevard Jersey City, NJ 07310	Mellon Investor Services, LLC Attn: Corporate Actions Dept. 201-680-4626

If you elect to submit your Revocation of Election Form by facsimile, you must contact Mellon at 201-680-4860 to confirm the receipt of your Revocation of Election Form.

*
If you fax your fully completed and executed Revocation of Election Form, you must also send your original Revocation of Election Form to Mellon, by mail or overnight courier to the address provided above for receipt within two business days following the Election Deadline.

Except as noted above with respect to fax delivery of a Revocation of Election Form, any Revocation of Election Form received after the Election Deadline will be invalid regardless of the date it was delivered to a courier for delivery or postmarked.

        The undersigned previously provided the Election Form in connection with its election in connection with the Operating Trust Merger.

        The undersigned hereby revoke(s) the Election Form previously submitted by the undersigned.

SIGNATURE PAGE TO REVOCATION OF ELECTION FORM FOR INDIVIDUALS

COMPLETE, SIGN, NOTARIZE, DATE AND RETURN

        Please sign your name below exactly in the same manner as the name(s) in which ownership of Class A-1 Common Units is held. When Class A-1 Common Units are held by two or more joint holders, all such holders must sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized person.

Signature	Signature, if held Jointly
Date	Date
Name (Please Print)	Name (Please Print)
Residential Address	Residential Address
Street Address (Please Print)	Street Address (Please Print)
City, State, Zip Code (Please Print)	City, State, Zip Code (Please Print)
State of
Country of
This instrument was acknowledged before me on	(date)
by	(name of person)
(Notary stamp)
(signature of notarial officer)

SIGNATURE PAGE TO REVOCATION OF ELECTION FORM FOR ENTITIES

COMPLETE, SIGN, NOTARIZE, DATE AND RETURN

        Please sign your name below exactly in the same manner as the name(s) in which ownership of Class A-1 Common Units is held. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized person.

Entity Name

By

Date

Name (Please Print)

Title

Business
Address:*

Street Address (Please Print)

City, State, Zip Code (Please Print)

Trustee
Address (if
applicable):

Street Address (Please Print)

City, State, Zip Code (Please Print)

For an entity (other than a general partnership), please provide your state of incorporation, organization or formation, as applicable

State of
Country of
This instrument was acknowledged before me on	(date)
by	(name of person)
(Notary stamp)
(signature of notarial officer)
*
Please provide the address of your place of business (or, if there is more than one place of business, the chief executive office). With respect to each natural person trustee of a signatory that is a trust, please provide the address of your residence and place of business (or, if there is more than one place of business, the chief executive office). With respect to each signatory that is a trust with an entity trustee, please provide the information requested of an entity.

ATTACHMENT 3

FORM OF LOST CERTIFICATE AFFIDAVIT

        The undersigned (the "Unitholder") hereby represents and warrants on this Lost Certificate Affidavit (this "Affidavit") to Archstone-Smith Operating Trust (the "Operating Trust") as follows:

1.
The Unitholder is the sole legal and beneficial owner of                          (insert No. of units) Class A-1 common units (the "Class A-1 Common Units") of the Operating Trust previously issued to the Unitholder and evidenced by Certificate No.                          (insert certificate No.) previously issued to the Unitholder representing such Class A-1 Common Units (the "Missing Certificate"). To the best knowledge of the Unitholder, no person or entity other than the Unitholder has asserted or has threatened to assert any right, title, claim, equity or interest in or to the Class A-1 Common Units or the Missing Certificate.

    Instructions:    If you do not know the number of Class A-1 Common Units you hold, the certificate number representing your Class A-1 Common Units, or have any other questions, please call Mellon Investor Services, LLC at 1-888-213-0891 (Toll-Free, if within the U.S., Canada or Puerto Rico) or 1-201-680-6674 (Collect, if outside the U.S.).

2.
The Unitholder has made a diligent search of its records and has been unable to locate the Missing Certificate. The Unitholder has no knowledge or information as to the whereabouts of the Missing Certificate.

3.
Neither the Missing Certificate nor the Class A-1 Common Units (nor any rights or interests therein) have, directly or indirectly, in whole or in part, been sold, assigned, endorsed, transferred, pledged, or deposited under any agreement or subjected to any lien, pledge or other encumbrance, or in any other manner disposed of by or on behalf of the Unitholder.

4.
Neither the Unitholder nor anyone acting on behalf of the Unitholder has authorized, or has executed, any power of attorney, stock power or other assignment or authorization in respect of the Missing Certificate or the Class A-1 Common Units (or any rights or interests therein), which power, assignment or authorization is currently in effect.

5.
The Unitholder hereby covenants and agrees that if at any time the Missing Certificate should be recovered, such certificate will be immediately surrendered to the Operating Trust for cancellation.

6.
The Unitholder hereby covenants and agrees that it will indemnify and hold harmless the Operating Trust, Archstone-Smith Trust, River Holding, LP and River Acquisition (MD), LP, any person or entity hereafter acting as the transfer agent or in any similar or related capacity, and their respective officers, directors, employees, and agents, and any successors, assigns, affiliates and legal representatives of any of the foregoing, from and against any and all claims, losses, damages, expenses, costs or other liabilities (including reasonable attorneys' fees) arising out of or in connection with this Affidavit or any of the actions and transactions contemplated hereby, including without limitation, any breach of any of the Unitholder's representations and warranties herein, or any failure by the Unitholder to comply with any of its covenants or other obligations hereunder.

IN WITNESS WHEREOF, the Unitholder has duly executed this Lost Certificate Affidavit and or caused it to be duly executed on its behalf as of                         , 2007.

UNITHOLDER:
Signature:
Printed Name:
State of	:
: SS
County/City of	:

        On this the              day of                         , 2007, before me personally appeared                         , who acknowledged himself/herself to be the                          of                                                   and that he/she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as such officer.

        In witness whereof I hereunto set my hand and official seal.

Notary Public
My Commission Expires:

ARCHSTONE-SMITH OPERATING TRUST ELECTION FORM

The election deadline for submitting this completed and executed election form (this "Election Form"), together with a certificate(s) representing your Class A-1 common units ("Class A-1 Common Units") of Archstone-Smith Operating Trust (the "Operating Trust"), if any, and all necessary attachments and associated documents (collectively, the "Election Form Supporting Materials" and, together with the Election Form, the "Election Form Package"), to Mellon Investor Services LLC ("Mellon"), is 5:00 P.M. New York City Time, on , 2007, unless extended by Archstone-Smith Trust (the "Election Deadline"). In order to timely make your election, this Election Form and the Election Form Supporting Materials must be received by Mellon by the Election Deadline.

The undersigned represents that the undersigned has full authority to make the election and to surrender the certificate(s), if any, representing the undersigned's Class A-1 Common Units of the Operating Trust, free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute and deliver any additional documents reasonably requested by the Operating Trust, or Mellon. The undersigned hereby irrevocably constitutes and appoints the Operating Trust and its assignees its true and lawful agent and attorney-in-fact with respect to the certificate(s), if any, representing the undersigned's Class A-1 Common Units, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to deliver the certificate(s), if any, representing its Class A-1 Common Units, together with all accompanying evidences of transfer and authenticity, for cancellation by Mellon. All authority hereby conferred or agreed to be shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

I/we the undersigned, surrender to you for exchange the Class A-1 Common Units identified below. I/we certify that I/we have complied with all requirements as stated in the instructions below, was/were the holder(s) of the Class A-1 Common Units represented by the enclosed certificates, if any, have full authority to surrender these certificate(s), if any, and give the instructions in this Election Form and warrant that the Class A-1 Common Units represented by these certificates, if any, are free and clear of all liens, restrictions, adverse claims and encumbrances.

1	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) representing such holder's Class A-1 Common Units, if any, or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Unitholder	Date	Daytime Telephone #

X

Signature of Unitholder	Date	Daytime Telephone #

2	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	—

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
Signature:	Date:

PLACE AN ☒ IN ONE ELECTION BOX ONLY
3	☐	All Cash Consideration Election Only	4	☐	All Series O Preferred Units Election Only
(CLASS A-1 COMMON UNITS ELECTED FOR CASH

5	☐	Mixed Election

WHOLE UNITS
Note: Remaining Class A-1 Common Units are elected for Series O Preferred Units.

Please complete the back if you would like to transfer ownership or request special mailing.

        Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 28, 2007, by and among Archstone- Smith Trust (the "Company"), the Operating Trust, River Holding, LP ("Parent"), River Acquisition (MD), LP ("MergerCo") and River Trust Acquisition (MD), LLC ("Operating Trust MergerSub" and, together with Parent and MergerCo, the "Buyer Parties") pursuant to which Operating Trust MergerSub will merge with and into the Operating Trust (the "Operating Trust Merger") and the Company will merge with and into MergerCo (the "Company Merger," and together with the Operating Trust Merger, the "Mergers"). At the effective time of the Operating Trust Merger (the "Operating Trust Merger Effective Time"), each Class A-1 Common Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time (other than units held by unitholders who have properly exercised and perfected their appraisal rights, if any, under Maryland law) will automatically be converted into the right to receive one Series O preferred unit of beneficial interest of the Operating Trust ("Series O Preferred Unit"). Alternatively, in lieu of receiving the Series O Preferred Units, a holder of such Class A-1 Common Unit may elect to receive:

  •
  for each Class A-1 Common Unit, the same cash consideration of $60.75 that the Company's common shareholders are entitled to receive in connection with the Company Merger for each common share, without interest and less applicable withholding taxes (the "Cash Consideration"); or

  •
  a combination of the Cash Consideration and Series O Preferred Units.

Completing this Election Form does not have the effect of casting a vote with respect to the approval of the Mergers and the transactions related to the Mergers.

        The deadline for submitting this completed and executed Election Form, together with a certificate(s) representing your Class A-1 Common Units, if any, and the Election Form Supporting Materials, to Mellon is 5:00 P.M., New York City Time, on    •    , 2007, unless extended by the Company. If Mellon has not received your properly completed and executed Election Form, together with a certificate(s) representing your Class A-1 Common Units, if any, and the Election Form Supporting Materials, on or before the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time. The reasonable determination of the Company, after consultation with the Buyer Parties, shall be binding as to questions of validity, form, eligibility, time of receipt and whether elections to receive the Cash Consideration have been properly made or revoked.

Change, Revocation or Nullification of Election.

        You may revoke any properly completed and timely delivered Election Form at any time prior to the Election Deadline by submitting to Mellon a completed and executed revocation of election form ("Revocation of Election Form"), which is included as Attachment 2 to the Election Form Package. Any effective election properly revoked will be deemed not to have been validly made, and you must properly complete and execute a new Election Form and return it prior to the Election Deadline in order to make a new valid election.

        You may change your election at any time prior to the Election Deadline by (1) submitting a completed and executed Revocation of Election Form and (2) resubmitting a new properly completed, signed, dated and delivered Election Form, and the Election Form Supporting Materials to Mellon by the Election Deadline. Submission of a second Election Form, without the revocation of an effective election, will not be deemed valid.

        If you make no election or fail to properly make the election pursuant to the procedures set forth in the Statement and the Election Form Package, or if you revoke your election and do not submit a new Election Form prior to the Election Deadline, you will automatically have the right to receive one Series O Preferred Unit for each Class A-1 Common Unit that you own immediately prior to the Operating Trust Merger Effective Time and you will not receive the Cash Consideration for your Class A-1 Common Units.

        All elections will automatically be deemed revoked if the Operating Trust Merger has been abandoned, in which case you will remain a holder of Class A-1 Common Units.

Please refer to the other documents included in your packet for additional instructions and information.

6 Special Transfer Instructions		7 Special Mailing Instructions

If you want your checks in the amount of the Cash Consideration to be payable to or the Series O Preferred Units to be registered in the name of someone other than the registered holder(s) of Class A-1 Common Units, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned as set forth in above Box 1 or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor – Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE ELECTION FORM
1
Sign, date and include your daytime telephone number in Box 1 of this Election Form and after completing all other applicable sections return this Election Form and your Class A-1 Common Unit certificate(s), if any, along with all the Election Form Support Materials in the enclosed envelope.
• If you received a certificate representing your Class A-1 Common Units, you must deliver such certificate, regardless of whether you elect to receive the Cash Consideration or the Series O Preferred Units for your Class A-1 Common Units. If you did not receive such a certificate, you are not required to deliver any certificate. If you received a certificate representing your Class A-1 Common Units, and such certificate is being held by a financial institution as collateral for a loan, you should consult with your lender regarding the release of your certificate. In addition, you and/or your lender should contact the Company at 1-800-982-9293 (Toll-Free) or 303-792-1009 as there may be additional documents that need to be completed. If you received a certificate representing your Class A-1 Common Units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed, a form of which is attached as Attachment 3 of this Election Form. Please contact Mellon at the number provided below if you have any questions regarding what you need to return in order to make a proper election. You should do this promptly.
2	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer.
If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN available on the IRS website at www.irs.gov.
3	If you are electing to receive the Cash Consideration in exchange for all of your Class A-1 Common Units, please check Box 3 only.
4	If you are electing to receive Series O Preferred Units in exchange for all of your Class A-1 Common Units, please check Box 4 only.
5
If you are electing to receive a combination of the Cash Consideration and Series O Preferred Units in exchange for your Class A-1 Common Units, please check Box 5 and indicate the number of Class A-1 Common Units you would like to elect for the Cash Consideration.
6
If you want the checks in the amount of the Cash Consideration to be payable to or the Series O Preferred Units to be registered in the name of someone other than the registered holder(s) of Class A-1 Common Units, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.
7
If, you want your check for the Cash Consideration to be delivered to someone other than as set forth in above Box 1, or to an address other than as set forth in above Box 1, complete the Special Mailing Instructions in Box 7.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9:00 a.m. to 6:00 p.m. New York time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

                                 1-888-213-0891 (Toll-Free)

From outside the U.S.:

                                 1-201-680-6674 (Collect)

WHERE TO FORWARD YOUR ELECTION FORM PACKAGE

By Mail:	By Overnight Courier or By Hand:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3448 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

QuickLinks

  Exhibit 99.1
ATTACHMENT 1A
FIRPTA CERTIFICATE FOR INDIVIDUALS—NON-FOREIGN PERSON AFFIDAVIT
Individual Transferor
ATTACHMENT 1B
FIRPTA CERTIFICATE FOR ENTITIES—NON-FOREIGN PERSON AFFIDAVIT
Entity Transferor
ATTACHMENT 2
REVOCATION OF ELECTION FORM
INSTRUCTIONS FOR REVOCATION OF ELECTION
SIGNATURE PAGE TO REVOCATION OF ELECTION FORM FOR INDIVIDUALS
COMPLETE, SIGN, NOTARIZE, DATE AND RETURN
SIGNATURE PAGE TO REVOCATION OF ELECTION FORM FOR ENTITIES
COMPLETE, SIGN, NOTARIZE, DATE AND RETURN
ATTACHMENT 3
FORM OF LOST CERTIFICATE AFFIDAVIT
HOW TO CONTACT MELLON INVESTOR SERVICES
WHERE TO FORWARD YOUR ELECTION FORM PACKAGE